Exhibit 99.1

ALPHATEC SPINE ENTERS INTO COLLABORATION AGREEMENT

WITH GROUP OF EXPERIENCED SPINE SURGEONS

Partnership to focus on enhancing innovation and improving positive patient outcomes through physician-inspired solutions

CARLSBAD, CA, October 24th, 2013 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a medical device company that provides physician-inspired solutions for patients with spinal disorders, today announced that it has entered into a three-year collaboration agreement with an experienced spine surgeon group to contribute to Alphatec Spine’s product innovation as well as future development and commercialization of the Company’s product pipeline. The agreement combines the Company’s expertise in product development with the knowledge, insights and experience of practicing spine surgeons who are regularly faced with implementing effective solutions to address medical challenges for their patients.

“This strategic alliance illustrates Alphatec’s continued commitment to providing physician-inspired solutions to treat conditions of the spine and help enhance the quality of life for patients, “said Les Cross, Alphatec Spine’s Chairman and CEO. “By leveraging the unique strengths of each partner, we should significantly advance our product portfolio and product lifecycle plans through the development of innovative products and effective healthcare solutions.”

Under the terms of the agreement, Alphatec Spine will gain exclusive rights to the use of all intellectual property developed by the surgeon group under the collaboration. Additional terms include:

•	The Company will make three annual payments to the physicians as sole consideration for services provided, totaling an aggregate of $8 million, paid in common stock of Alphatec Holdings at a per share price equal to the average NASDAQ closing price of the common stock on the five days leading up to and including the date of signing of the Collaboration Agreement.

•	Before each annual payment is made, the Company is permitted to withhold a portion of the payment if the physicians do not adequately perform the required services for that annual period.

•	The agreement does not provide for any cash consulting or future royalty payments to the physician collaborators.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a medical device company that designs, develops, manufactures and markets physician-inspired products and solutions for the treatment of spinal disorders associated with trauma, congenital deformities, disease and degeneration. The Company’s mission is to combine innovative surgical solutions with world-class customer service to improve outcomes and patient quality of life. The Company and its affiliates market products in the U.S. and in over 50 countries internationally via a direct sales force and independent distributors.

Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include references to Alphatec Spine’s 2013 revenue and adjusted EBITDA projections; the success of the Company’s product development strategy, and the ability of the collaboration agreement referred to in this press release to advance such strategy. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” and “approximately” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2012, filed on March 4, 2013 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer

Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

czedelmayer@alphatecspine.com